Exhibit 10.2
REGISTRATION AND LOCK-UP AGREEMENT
     This Registration and Lock-Up Agreement (the “Agreement”) is entered into as of January 13, 2006, among Bookham Technology plc, a public limited company incorporated under the laws of England and Wales (“Bookham plc”), Bookham, Inc., a Delaware corporation (“Bookham, Inc.” and, together with Bookham plc, the “Bookham Parties”) and Nortel Networks Corporation (“Nortel”), on behalf of itself and each Shareholder under the Registration Rights Agreement (as defined below).
     WHEREAS, Nortel, certain of its subsidiaries and Bookham plc entered into a Registration Rights Agreement, dated November 8, 2002, as amended through the date hereof, (the “Registration Rights Agreement”). Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Registration Rights Agreement.
     WHEREAS, Bookham, Inc. has agreed to file a Registration Statement on Form S-3 (the “Registration Statement”) relating to 1,500,000 shares of common stock, $0.01 par value per share, of Bookham, Inc. (the “Common Stock”) issued by Bookham, Inc. to certain institutional investors on January 13, 2006;
     WHEREAS, pursuant to Section 2.3(a) of the Registration Rights Agreement, the Shareholders may request the Bookham Parties to permit not less than twenty percent of the aggregate value of all securities to be registered pursuant to the Registration Statement to be Registrable Securities held by the Shareholders;
     WHEREAS, the Bookham Parties and the Shareholders desire that 3,999,999 shares of Common Stock held by the Shareholders (the “Registrable Securities”) be registered on the Registration Statement;
     WHEREAS, in connection therewith, the Bookham Parties have requested that Nortel, on behalf of the Shareholders, enter into a lock-up with respect to the Registrable Securities; and
     WHEREAS, on the date hereof, Bookham plc and Nortel Networks Limited have entered into an Addendum to the Optical Components Supply Agreement effective November 8, 2002;
     NOW THEREFORE, in consideration of the mutual premises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. Registration of Registrable Securities. Bookham, Inc. hereby agrees to include the Registrable Securities in the Registration Statement for resale registration pursuant to the terms and conditions of the Registration Rights Agreement.
     2. Lock-Up of Registrable Securities. Nortel hereby agrees not to offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of or hedge any of the Registrable Securities held by the Shareholders during the period from the date hereof through and including June 30, 2006. Notwithstanding the foregoing, Nortel may enter into hedging transactions with respect to the Registrable Securities solely for the purpose minimizing exposure to currency fluctuations.
     3. Miscellaneous.
          (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).
          (b) All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
i.	If to any Bookham Party, at Bookham, Inc., 10 Brewer Hunt Way, Ottawa, ON K2K 2B5, Canada, Attention: General Counsel, with a copy to Thomas S. Ward, Esq., Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109; and

ii.	If to Nortel, at Nortel Networks Corporation, 8200 Dixie Road, Brampton, ON L6T 5P6, Canada, Attention: Secretary, with a copy to Charles Helm, Nortel Networks Corporation, 2221 Lakeside Boulevard, Mail Stop 991-14-B40, Richardson, TX 75082-4399 and Paul Shim, Esq., Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006.
          (c) Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 2.
          (d) This Agreement together with any other agreement referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof.
          (e) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
          (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.
* * * * *

     IN WITNESS WHEREOF, this Registration and Lock-Up Agreement has been executed by the parties hereto as of the day and year first written above.

BOOKHAM TECHNOLOGY PLC

By:	/s/ Stephen Abely

Name: Stephen Abely
Title: Chief Financial Officer

BOOKHAM, INC.

By:	/s/ Stephen Abely

Name: Stephen Abely
Title: Chief Financial Officer

NORTEL NETWORKS CORPORATION

By:	/s/ Michael W. McCorkle

Name: Michael W. McCorkle
Title: Assistant Treasurer